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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of New York & Company, Inc. for the registration of 10,350,000 shares of its common stock and to the use of and incorporation by reference therein of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and our report dated July 19, 2004 (except as to Note 2, as to which the date is October 6, 2004) with respect to the consolidated financial statements and schedule of Lerner New York Holding, Inc., included in the Annual Report (Form 10-K) of New York & Company, Inc. for the year ended January 29, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
January 5, 2006

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Consent of Independent Registered Public Accounting Firm